SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 11, 2008, New York Mortgage Trust, Inc. (the “Company") issued a press release regarding the sale of $211 million of Agency mortgage-backed securities (“Agency MBS”) in connection with a reduction in leverage in its portfolio of Agency MBS. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included under Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On March 11, 2008, the Company announced that in connection with recent market volatility it has taken steps to reduce leverage in its portfolio of Agency MBS. On March 7, 2008 and March 10, 2008, the Company sold approximately $211 million of Fannie Mae mortgage-backed securities (“MBS”). As a result of the MBS sales and terminations of associated interest rate hedges, the Company realized losses of approximately $6 million. As of the close of business on March 10, 2008, the Company’s MBS securities portfolio consisted of approximately $783 million of Agency MBS and $31 million of AAA-rated non-Agency MBS. As of March 10, 2008, these securities were financed using approximately $758 million of reverse repurchase agreements with an average haircut of 5%. The Company also owns approximately $408 million of prime credit quality residential adjustable-rate mortgage loans held in securitization trusts. As of March 10, 2008, the Company has $25 million of cash and unencumbered securities available to meet margin calls.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

99.1	Press Release dated March 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: March 11, 2008	By: /s/ Steven R. Mumma Steven R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 11, 2008.